UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

KKR Credit Opportunities Portfolio

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Good morning,

Our records show that you may have client(s) invested in the KKR Credit Opportunities Portfolio (KCOP) who haven’t yet voted in the current proxy campaign. Please note, we’ve extended the voting period for the proxy campaign to December 16th, so please encourage your clients to submit their vote.

The proxy seeks approval for changes to the Fund’s repurchase policy and investment management agreement as the Fund shifts toward Asset-Based Finance (ABF) investments.

Prompt voting helps your client(s) avoid unnecessary follow-up outreach. Broadridge representatives are on standby to assist clients with voting.

Morgan Stanley end-clients enrolled in eDelivery should have received an email from id@proxyote.com. A sample of that email’s contents is included below.

Investors can vote one of the following ways:

1.	Website: www.proxyvote.com (enter control number from proxy card included in the mailed notification)

2.	Automated Phone: Call 1-800-690-6903 (enter control number)

3.	Live Representative (Shareholders with Control ID Number): Call Broadridge at 1-844-202-6602 (M-F, 9am-10pm ET)

4.

Exclusive Broadridge Live Representative (Shareholders without Control ID Number): Please contact Kristen Wisdom directly at 1-781-635-0470 or Kristen.Wisdom@broadridge.com. Control ID numbers can be provided to clients with account name and address.

5.	Mail: Return the signed proxy card in the provided envelope

If your client does not know their unique control number, please contact our Broadridge representative, Kristen Wisdom, who is on standby to assist. Advisors can email Kristen directly at Kristen.Wisdom@broadridge.com, CC your client, and include your client’s full name and mailing address (including ZIP code). This information will help Broadridge locate their account promptly.

Note that each investor has a unique control number required for voting. The number can only be shared directly with clients.

KKR Credit Opportunities Portfolio – Sample Solicitation Email:

Morgan Stanley

eDelivery Notification: Shareholder Voting Event

Your Shareholder Event is now available on Morgan Stanley Online for the following:

Account Number	Issuer Name	Meeting Date
[redacted]	KKR FUNDS	August 25, 2025

Your vote matters. Deadline Date: August 24, 2025

You can access your materials and vote your shares by one of the following options:

1. Log in to Morgan Stanley Online and select the account(s) shown above using the filter on this page.

   Log in to Morgan Stanley Online

2. Click ProxyVote and vote.

3. If you prefer not to click a link in this email to vote, you can go directly to ProxyVote by pasting https://www.proxyvote.com in to your browser and entering the control number shown below. CONTROL NUMBER:
   [redacted]

   If you need assistance, please call the Client Service Center at 1 (888) 454-3965 (24 hours a day, 7 days a week) to speak with a Client Service Representative. If you are outside the United States, you can call collect at 1 (801) 617-9150. If you have questions about your account, please contact your Financial Advisor or Private Wealth Advisor.

Thank you,